UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INVESTAR HOLDING CORPORATION

(Name of Registrant as Specified in its Charter)

______________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018 Notice and Proxy Statement

INVESTAR HOLDING CORPORATION
7244 Perkins Road
Baton Rouge, Louisiana 70808

April 12, 2018
Dear Shareholder:
On behalf of the board of directors, we cordially invite you to attend the 2018 Annual Meeting of Shareholders of Investar Holding Corporation. The annual meeting will be held beginning at 3:00 p.m., Central time, on Wednesday, May 23, 2018 at Investar Bank, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816. The formal notice of the annual meeting appears on the next page. At the annual meeting, you will be asked to:

1.	Elect 13 directors, each to serve a one-year term;

2.	Ratify the appointment of Ernst & Young LLP as Investar Holding Corporation’s independent registered public accounting firm for the 2018 fiscal year; and

3.	Transact such other business as may properly come before the annual meeting or any adjournments thereof.
The accompanying proxy statement provides detailed information concerning the matters to be acted upon at the annual meeting. We urge you to review this proxy statement and each of the proposals carefully. It is important that your views be represented at the annual meeting regardless of the number of shares of our common stock you own or whether you are able to attend the annual meeting in person.
On April 12, 2018, we posted a copy of our 2018 proxy statement, proxy card and our Annual Report on Form 10-K for the year ended December 31, 2017 (which serves as our annual report to shareholders) online at http://www.proxyvote.com, and we mailed these materials to our shareholders on that date.
You may vote your shares via a toll-free telephone number or on the Internet or by signing, dating and mailing the accompanying proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the proxy card mailed to you with the proxy statement. If you are the record holder of shares of our common stock, you may vote in person at the annual meeting. The accompanying proxy statement explains how to obtain directions to the meeting.
On behalf of our board of directors, I would like to express our appreciation for your continued interest in Investar Holding Corporation.
Sincerely,

John J. D’Angelo
President and Chief Executive Officer

INVESTAR HOLDING CORPORATION
7244 Perkins Road
Baton Rouge, Louisiana 70808
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	3:00 p.m., Central time, on Wednesday, May 23, 2018

PLACE:	Investar Bank
10500 Coursey Boulevard, Third Floor
Baton Rouge, Louisiana 70816

You can obtain directions to Investar Bank by contacting Patrice Theriot by email at patrice.theriot@investarbank.com or by telephone at (225) 448-5468.

ITEMS OF BUSINESS:	1. To elect 13 directors, each to serve a one-year term.
2.    To ratify the appointment of Ernst & Young LLP as Investar Holding Corporation’s independent registered public accounting firm for the 2018 fiscal year.
3.    To transact such other business as may properly come before the annual meeting or any adjournments thereof.

RECORD DATE:	You are entitled to notice of and to attend or vote at the 2018 Annual Meeting of Shareholders if you were a shareholder of record as of the close of business on March 23, 2018.

ANNUAL REPORT:
Our Annual Report on Form 10-K for the year ended December 31, 2017 (which serves as our annual report to shareholders), which is not part of the proxy solicitation material, is enclosed and is accessible online at http://www.proxyvote.com.

PROXY VOTING:
It is important that your shares be represented and voted at the annual meeting. You may vote your shares via a toll-free telephone number, on the Internet or by completing, signing, dating and mailing the accompanying proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the proxy card. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors,

John J. D’Angelo
President and Chief Executive Officer
Baton Rouge, Louisiana
April 12, 2018

Important Notice Regarding the Availability of Proxy Materials for
the Shareholder Meeting to be held on May 23, 2018:

Investar Holding Corporation’s 2018 proxy statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2017 are available at http://www.proxyvote.com

INVESTAR HOLDING CORPORATION
______________________________
PROXY STATEMENT
______________________________

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ii

INVESTAR HOLDING CORPORATION
______________________________________________
PROXY STATEMENT
______________________________________________
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 24, 2017
We are furnishing this proxy statement to the shareholders of Investar Holding Corporation in connection with the solicitation of proxies by its board of directors for use at the Annual Meeting of Shareholders of Investar Holding Corporation to be held at 3:00 p.m., Central time, on Wednesday, May 23, 2018, at Investar Bank, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816, as well as in connection with any adjournments or postponements of the meeting. In this proxy statement, Investar Holding Corporation is referred to as “Investar”, “we”, “our”, “us” or the “Company”, and Investar Bank is referred to as the “Bank”.
As required by the rules of the Securities and Exchange Commission, or SEC, we are making this proxy statement, our proxy card and our Annual Report on Form 10-K for the year ended December 31, 2017 (which serves as our annual report to shareholders) available to our shareholders electronically. On April 12, 2018, we posted these materials online at http://www.proxyvote.com. On the same date, we mailed this proxy statement, our proxy card and Annual Report on Form 10-K for the year ended December 31, 2017 to our shareholders.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, VOTING YOUR SHARES
AND THE PROXY MATERIALS
Who is soliciting proxies from the shareholders?
Our board of directors, on behalf of the Company, is soliciting your proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the meeting.
What will be voted on at the annual meeting?

1.	The election of 13 directors, each to serve a one-year term; and

2.	The ratification of the appointment of Ernst & Young LLP as Investar Holding Corporation’s independent registered public accounting firm for the 2018 fiscal year.
Your proxy will also give the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting. Our board does not expect to bring any other matter before the annual meeting and is not aware of any other matter that may be considered at the meeting. In addition, under our Amended and Restated By-laws (“By-laws”), the time has expired for any stockholder to properly bring a matter before the annual meeting. However, in the unexpected event that any other matter does properly come before the meeting, subject to applicable SEC rules, the proxy holders will vote the proxies in their discretion.
How will we solicit proxies and who bears the cost of proxy solicitation?
Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, the Internet or overnight delivery service. These individuals do not receive separate compensation for these services. Also, we have retained and pay a fee to American Stock Transfer & Trust Company, LLC to perform services in connection with our common stock, including assistance with the solicitation of proxies, but we pay no separate compensation to American Stock Transfer & Trust Company, LLC solely for the solicitation of proxies. Finally, in accordance with SEC regulations, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

Who can vote at the annual meeting?
Our board of directors has fixed the close of business on Friday, March 23, 2018, as the record date for our annual meeting. Only shareholders of record on that date are entitled to receive notice of and vote at the annual meeting. As of March 23, 2018, our only outstanding class of securities was common stock, $1.00 par value per share. On that date, we had 40,000,000 shares of common stock authorized, of which 9,516,537 shares were outstanding.
If you, rather than your broker, are the record holder of our stock, you can vote either in person at the annual meeting or by proxy, whether or not you attend the annual meeting. If you would like to attend the annual meeting in person and need directions, please contact Patrice Theriot by email at patrice.theriot@investarbank.com or by telephone at (225) 448-5468. You may vote your shares by proxy via a toll-free telephone number, on the Internet or by signing, dating and mailing the accompanying proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the proxy card.
How many votes must be present to hold the annual meeting?
A “quorum” must be present to hold our annual meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual meeting.
How many votes does a shareholder have per share?
Our shareholders are entitled to one vote for each share held.
What is the required vote on each proposal?
Directors are elected by plurality vote; the candidates up for election who receive the highest number of votes cast, up to the number of directors to be elected, are elected. Shareholders do not have the right to cumulate their votes.
The proposal to ratify our appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018 is approved by our shareholders by a majority of votes actually cast, meaning that the votes actually cast favoring the ratification must exceed the votes cast opposing the ratification.
How will the proxy be voted and how are votes counted?
If your shares are registered directly in your name, you are the shareholder of record of those shares and the annual report and proxy statement have been mailed to you by us. If you vote by proxy (either by properly completing and returning a paper proxy card or submitting voting instructions by telephone or on the Internet), the shares represented by your proxy will be voted at the annual meeting as you instruct, including any adjournments or postponements of the meeting. If you return a signed proxy card but do not provide any voting instructions on the proxy card, your shares will be voted at the annual meeting and any adjournments or postponements in accordance with the recommendations of the board as follows:

1.	“FOR” the election of each director nominee.

2.	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2018.

If your shares are held in a stock brokerage account by a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker or other nominee that is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee holding your shares in street name on how to vote your shares and must provide voting instructions to your bank, broker or other nominee, or your shares will not be voted on any proposal on which your bank, broker or the other party does not have discretionary authority to vote. The New York Stock Exchange (“NYSE”) rules determine which proposals presented at annual meetings of shareholders are “routine” or “non-routine.” If a proposal is determined to be routine, your bank, broker or other nominee has discretionary authority and may vote your shares on the proposal without receiving voting instructions from you. If a proposal is determined to be non-routine, your bank, broker, or other nominee does not have discretionary authority and may not vote your shares on the proposal without receiving your voting instructions. The ratification of Ernst & Young LLP as our independent registered public accounting firm is considered a routine matter; however, the election of directors is considered a non-routine matter.
A “broker non-vote” occurs when a bank, broker or other party holding shares for which you are a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the shareholder for whom it is holding shares. If a broker non-vote occurs with respect to any matter to be considered at the annual meeting, shares that are not voted will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but will not be considered present for purposes of calculating the vote on a particular matter, or counted as a vote cast “for” or “against” a matter or as an abstention on the matter.
An abstention from voting by a shareholder who is either present in person at the annual meeting or represented by proxy will be treated as not being “cast” for purposes of such vote and will be counted neither “for” nor “against” the matter subject to the abstention. Abstentions will not affect the outcome of the vote on matters that must be approved by the holders of a majority of the votes cast or by plurality vote.
Can a proxy be revoked?
Yes. You can revoke or change your proxy at any time before it is used to vote your shares by (1) giving written notice to our Corporate Secretary before the annual meeting, (2) timely delivering to us another proxy with a later date or (3) appearing in person and voting at the annual meeting if you, rather than your broker, are the record holder of our stock. Your attendance alone at the annual meeting will not be enough to revoke your proxy. Written notice of the revocation of a proxy should be delivered to the following address: Randolf F. Kassmeier, Corporate Secretary, Investar Holding Corporation, 7244 Perkins Road, Baton Rouge, Louisiana 70808.
How do I obtain a separate set of proxy materials or request a single set for my household?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we will deliver only one copy of our annual report and proxy statement to shareholders who have the same address and last name unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Although only one copy of our annual report and proxy statement will be delivered to each address, each shareholder sharing that address will continue to be able to access or receive a separate proxy card for his or her individual voting instructions.
If shareholders sharing an address wish to receive a separate annual report and a separate proxy statement in the future, please contact Randolf F. Kassmeier, our Corporate Secretary, at (504) 609-2105, or write to Mr. Kassmeier at Investar Holding Corporation, Attn.: Corporate Secretary, 7244 Perkins Road, Baton Rouge, Louisiana 70808. You may also send an email to Mr. Kassmeier at randy.kassmeier@investarbank.com. If you have multiple accounts in your name or share an address with other shareholders and receive multiple copies of our annual report and proxy statement, you can authorize us to discontinue mailing multiple copies by calling or writing to or emailing our Corporate Secretary as instructed above.
Shareholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
As of March 23, 2018, we had approximately 872 shareholders of record. The following table sets forth information regarding the beneficial ownership of our common stock as of March 23, 2018, by each person or entity, including any group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act), known to us to be the beneficial owner of 5% or more of our outstanding common stock. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and is based upon the number of shares of our common stock outstanding as of March 23, 2018, which was 9,516,537 shares.

Name and Address	Number of Shares Beneficially Owned		Percent of Class
FJ Capital Management LLC	794,826	(1)	8.4%
1313 Dolley Madison Boulevard, Suite 306
McLean, VA 22101
Charles J. Moore and Associates	594,513	(2)	6.2%
20 North Wacker Drive, Suite 3300
Chicago, IL 60606
EJF Capital LLC	584,224	(3)	6.1%
2107 Wilson Boulevard, Suite 410
Arlington, VA 22201

(1)
The amount shown in the table above and the following information are based on a Schedule 13G/A filed with the SEC on February 14, 2018 by FJ Capital Management LLC (“FJ Capital”) reporting beneficial ownership as of December 31, 2017. FJ Capital has shared voting power with respect to all of the shares and shared dispositive power with respect to 465,600 of the shares covered by the Schedule 13G/A. FJ Capital is a registered sub-investment advisor, managing member, or manager to clients of FJ Capital that are the record owners of the shares. To the knowledge of FJ Capital, no client owns more than 5% of our common stock.

(2)
The amount shown in the table above and the following information are based on a Schedule 13G/A filed with the SEC on February 14, 2018 by Banc Fund VI L.P., Banc Fund VII L.P., Banc Fund VIII L.P., and Banc Fund IX L.P. (collectively, the “Funds”) reporting beneficial ownership as of December 31, 2017. Banc Funds Company, L.L.C. (“Banc Funds”) is the general partner of each of the Funds. As reported in the Schedule 13G/A, through his positions as manager of the Funds and principle of Banc Funds, Charles J. Moore has sole voting and dispositive power with respect to all of the shares covered by the Schedule 13G. To the knowledge of Banc Funds, no client owns more than 5% of our common stock.

(3)
The amount shown in the table above and the following information are based on a Schedule 13G/A filed with the SEC on February 14, 2018 by EJF Capital LLC (“EJF”) reporting beneficial ownership as of December 31, 2017. EJF has shared voting and dispositive power with respect to all of the shares covered by the Schedule 13G/A. EJF is a registered investment advisor to clients of EJF that are the record owners of the shares. To the knowledge of EJF, no client owns more than 5% of our common stock.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS
The following table includes information about the common stock owned by our directors, nominees and executive officers, as of March 23, 2018, including each individual’s name, position and the number of shares beneficially owned by each. Each of the persons listed in the table below under the heading “Directors and Nominees” currently serves as a director of the Company. Unless otherwise noted, the persons below have sole voting power and investment power with respect to the listed shares (subject to any applicable community property laws). The business address for each of the directors and executive officers listed below is 7244 Perkins Road, Baton Rouge, Louisiana 70808. In computing each listed person’s particular percentage ownership, we deemed as outstanding any shares of common stock subject to options or warrants held by that person that are exercisable currently or within 60 days of March 23, 2018.

Name of Beneficial Owner	Number of Shares		Number of Shares Subject to Exercisable Options and Warrants	Total Beneficial Ownership	Percent of Class(1)
Directors:
James M. Baker	6,717		—	6,717	*
Thomas C. Besselman, Sr.	89,268		—	89,268	*
James H. Boyce, III	10,457		7,500	17,957	*
Robert M. Boyce, Sr.	53,126		—	53,126	*
William H. Hidalgo, Sr.	57,269	(2)	—	57,269	*
Gordon H. Joffrion, III	26,973	(3)	—	26,973	*
Robert Chris Jordan	22,850		—	22,850	*
David J. Lukinovich	45,625	(4)	—	45,625	*
Suzanne O. Middleton	25,480		—	25,480	*
Andrew C. Nelson, M.D.	94,152	(5)	—	94,152	*
Carl R. Schneider, Jr.	11,182	(6)	—	11,182	*
Frank L. Walker	28,918		—	28,918	*

Named Executive Officers:
John J. D’Angelo	176,881	(7)	68,618	245,499	2.58%
Christopher L. Hufft	24,356	(8)	11,493	35,849	*
Dane M. Babin	15,452	(9)	—	15,452	*
All directors, nominees, and executive officers as a group (19 persons total)	745,119	(10)	118,289	863,408	9.07%

*	Represents less than 1% based on 9,516,537 shares of our common stock outstanding as of March 23, 2018.

(1)
Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all stock options and warrants to acquire shares of our common stock held by such person that are exercisable currently or within 60 days of March 23, 2018.

(2)	Includes (i) 19,571 shares registered in the name of William H. Hidalgo Trust and (ii) 4,566 registered in the name of Mr. Hidalgo’s spouse.

(3)	Includes 11,610 shares registered in the name of Mr. Joffrion’s spouse.

(4)	Includes (i) 16,651 shares registered in the name of Solomon’s Portico, LLC, an affiliate of Mr. Lukinovich and (ii) 17,677 shares registered in the name of Mr. Lukinovich’s spouse and children.

(5)	Includes 7,706 shares registered in the name of AJ’s Investment Co., LLC, an affiliate of Dr. Nelson.

(6)	Includes 1,807 shares registered in the name of Mr. Schneider’s spouse.

(7)
Mr. D’Angelo is also a director. His ownership includes (i) 2,074 shares held in brokerage accounts by Mr. D’Angelo for the benefit of his four minor children and 15,882 shares of unvested restricted stock.

(8)	Includes 6,667 shares of unvested restricted stock.

(9)	Includes 4,423 shares of unvested restricted stock.

(10)	Includes 2,244 shares as to which one of our executive officers shares voting and investment power pursuant to a power of attorney.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the Nasdaq reports of ownership of our securities and changes in their ownership on Forms 3, 4 and 5. Executive officers, directors and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.
Based solely upon a review of the reports on Forms 3 and 4 and amendments thereto furnished to us in 2017 and Forms 5 and amendments thereto furnished to us with respect to 2017, or written representations from reporting persons that no Form 5 filing was required, we believe that in 2017, all of our executive officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a) with the exception of Mr. Lukinovich, who inadvertently failed to timely file one Form 4 to report a purchase of common stock, and Mr. Babin, who inadvertently failed to timely file one Form 4 to report the forfeiture of shares to cover the tax obligation related to vesting of restricted stock. These transactions were subsequently reported on a Form 4.

BOARD OF DIRECTORS
Board Composition
Our board is currently comprised of 13 directors, each of whom was elected for a one-year term at our 2017 Annual Meeting of Shareholders held on May 24, 2017.
Information about Directors and Director Nominees
The following lists each director currently serving on our board and nominated for election to our board at the 2018 Annual Meeting of Shareholders and includes a brief discussion of the experience, qualifications and skills that led us to conclude that such individual should serve as a member of our board. We believe that our board of directors consists of a diverse collection of individuals who possess the integrity, education, work ethic and ability to work with others necessary to oversee our business effectively and to represent the interests of all shareholders. The information presented below highlights certain notable experience, qualifications and skills for each director and nominee, but does not provide an exhaustive catalog of each and every qualification and skill that a director or nominee possesses.

Name	Age	Background, Qualifications and Skills
James M. Baker Director since 2013	63
Since 1999, Mr. Baker served as the President and CEO of TOPCOR Companies, LLC, a consolidated group of 12 specialty contracting firms servicing the infrastructure and industrial markets, with offices in Houston, Texas, Lake Charles and Baton Rouge, Louisiana, Augusta, Georgia and Tampa, Florida. In 2016, Mr. Baker sold the assets of the firms to Structural Group, LLC, a privately held firm, where he is now employed as the Vice President of a new operating entity called Structural TOPCOR, LLC. Through his business activities, Mr. Baker brings a strong sense of the business conditions in our markets that is valuable to the board. He also understands the capital needs and other challenges that many of our business customers face, and his insights on this topic help us tailor our products and services for business owners.

Thomas C. Besselman, Sr. Director since 2009	68
Since 1971, Mr. Besselman has been a licensed Health, Life and Accident Insurance Professional. He is the former owner of The Besselman & Little Agency, L.L.C. in Baton Rouge, Louisiana, which he sold in April 2012. Mr. Besselman has also been the owner of H. R. Solutions, L.L.C., which provides the Bank’s payroll processing services, since June 2006. As a business owner, Mr. Besselman is able to add a borrower’s perspective to board discussions. Mr. Besselman’s extensive relationships in the Baton Rouge community also qualify him to serve on our board.

James H. Boyce, III Director since 2009	51
For over 20 years, Mr. Boyce has owned several convenience stores and three consumer loan and sub-prime auto lending companies in Ascension Parish, Louisiana. Consumer loans comprise a portion of our lending activities, and Mr. Boyce’s ownership of consumer loan companies allows him to provide sound advice regarding this aspect of our operations. In addition, being located in Ascension Parish, Louisiana, Mr. Boyce’s knowledge of this area helps us shape our policies for this and the other suburban areas of our markets.

Robert M. Boyce, Sr. Director since 2013	65
Mr. Boyce is retired, having sold his interest in Louisiana Machinery Company, L.L.C., a Caterpillar distributor located in Baton Rouge, Louisiana, in August 2014. From 1975 until August 2014, Mr. Boyce was an owner and officer of Louisiana Machinery Co., L.L.C. Mr. Boyce’s extensive experience in the Baton Rouge business community, and his significant contacts within the community, qualify him to serve on our board.

John J. D’Angelo Director since 2009	58
Mr. D’Angelo has been the President and Chief Executive Officer of the Company since our organization as a bank holding company in 2013. He has also served as the Bank’s President and Chief Executive Officer since its organization in 2006. Prior to the Bank’s organization, Mr. D’Angelo was manager of the private banking, small business banking, construction lending, brokerage and trust areas of Hibernia National Bank (the predecessor to Capital One, N.A.) for more than six years in the East Baton Rouge Parish, Louisiana, market. From 1996 to 2005, Mr. D’Angelo was president and director of Aegis Lending Corporation, a company with lending operations in 46 states and the District of Columbia. As the founder of the Bank and its current Chief Executive Officer, Mr. D’Angelo has a detailed understanding of our history, current operations and future plans and strategies. His extensive banking experience is an additional qualification to serve on our board.

William H. Hidalgo, Sr. Director since 2013	78
Mr. Hidalgo, the Chairman of our board, is the owner and managing member of Halimar Shipyard, LLC, a shipyard management company in Morgan City, Louisiana, and is an active marine consulting engineer. From May 1994 to October 2001, Mr. Hidalgo served as President and CEO of Conrad Industries, Inc., a marine vessel and offshore drilling component construction company in Morgan City. As with a number of other directors, as a business owner, Mr. Hidalgo is able to add a borrower’s perspective to board discussions. His significant experience owning and operating companies also enables him to help the board efficiently manage the Company’s growth.

Gordon H. Joffrion, III Director since 2013	64
Mr. Joffrion has been a licensed general contractor since 1979. Since 2006, he has been the General Manager of Joffrion Construction, Inc. in Baton Rouge, Louisiana. Mr. Joffrion’s long-standing business and personal relationships in the Baton Rouge area, as well as his strong sense of the business conditions in Baton Rouge, qualify him to serve on the board.

Robert Chris Jordan Director since 2017	64
Mr. Jordan, a resident of New Iberia, Louisiana, has served as Managing Member of Vermillion Business Group since 1989. Vermillion Business Group develops properties for several Fortune 500 companies and also develops gated and non-gated subdivisions and industrial parks. Mr. Jordan is also involved in numerous civic and non-profit associations in the Lafayette, Louisiana region. Mr. Jordan’s extensive experience in the Lafayette business community, and his significant contacts within the community, qualify him to serve on our board.

David J. Lukinovich Director since 2013	58
Mr. Lukinovich is a board certified tax attorney and a board certified estate planning and administration attorney. He has been president of his law firm, David J. Lukinovich, APLC, since 1995. Mr. Lukinovich’s extensive knowledge of tax matters provides the board with valuable insight regarding the tax implications of our strategies. Also, Mr. Lukinovich’s legal practice gives him insight regarding the issues that are important to our individual customers.

Suzanne O. Middleton Director since 2013	58
Ms. Middleton is the Chief Financial Officer of Credit One, LLC, a debt buying and collection company based in Metairie, Louisiana. She has held such position since April 1999. As a chief financial officer, Ms. Middleton is able to use her understanding of financial and accounting matters to help us shape our business plans. Also, her knowledge of the New Orleans area allows her to provide insight regarding our growth plans in this market.

Andrew C. Nelson, M.D. Director since 2013	52
Dr. Nelson is a board certified gastroenterologist. He has been a practicing partner with Gastroenterology Associates in Baton Rouge, Louisiana, since 1997. In addition to the different perspective on our banking operations that Dr. Nelson’s background as a physician gives him, Dr. Nelson is also a small business owner and adds this viewpoint to board discussions.

Carl R. Schneider, Jr. Director since 2013	54
Since October 2017, Mr. Schneider has served as a Senior Systems Engineer with Dell EMC, responsible for providing consulting services to customers in Louisiana, Mississippi and Arkansas. From 2002 to October 2017, Mr. Schneider served as the Chief Information Officer of Gray and Company, Inc., the parent entity of multiple companies that engage in oil and gas exploration, property and casualty insurance and property management, among other activities, headquartered in Metairie, Louisiana. Since February 2014, he has also served as the presiding manager of Denkmann Interests, a collection of privately-held businesses headquartered in Flowood, Mississippi, that engage in land management, forestry, commercial real estate and oil and gas production. Mr. Schneider also serves on a number of non-profit boards. Mr. Schneider’s significant business experience, as well as his longstanding business and personal relationships in our New Orleans market, qualify him to serve on our board.

Frank L. Walker Director since 2013	57
Mr. Walker has been the Chief Financial Officer of JP Oil Holdings, LLC since 1996. JP Oil Holdings, headquartered in Lafayette, Louisiana, is an oil and gas exploration and production company as well as an investor in commercial real estate. In addition to his understanding of financial matters resulting from his business experience, Mr. Walker’s knowledge and contacts in Lafayette help us to develop our strategies to further expand our presence in this area.

CORPORATE GOVERNANCE
Board Independence
Our board has determined that each of James M. Baker, James H. Boyce, III, Robert M. Boyce, Sr., David J. Lukinovich, Suzanne O. Middleton, Andrew C. Nelson, M.D., Carl R. Schneider, Jr. and Frank L. Walker is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.
The board considered the commercial, banking, legal, charitable and familial relationships between our directors and Investar or the Bank when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, including the relationships listed below under “CERTAIN TRANSACTIONS.” Other than the relationships listed below under “CERTAIN TRANSACTIONS,” the board determined that these relationships did not affect the above-named directors’ status as “independent directors.” Furthermore, we are not aware of any family relationships between any director, executive officer or person nominated to become a director or executive officer other than as listed under “CERTAIN TRANSACTIONS.”
Board Leadership Structure
The board has not adopted a formal policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer because the board believes that it is in our best interests to make that determination from time to time based on the position and direction of our organization and the composition of our board. Currently, Mr. Hidalgo serves as Chairman of the Board of the Company, while Mr. D’Angelo is the President and Chief Executive Officer of the Company and the Bank. We believe that at this time, this structure (as opposed to combining the positions of Chairman of the Board and Chief Executive Officer) is appropriate for us for two primary reasons. First, having a separate board chairman allows Mr. D’Angelo to focus fully on his primary responsibilities, which include implementing our strategic plans and managing the day-to-day operations of the Company and the Bank, rather than being occupied with fulfilling the duties of the Chairman of the Board, such as scheduling board meetings and otherwise managing the board of directors. Second, we believe that having the board chairman position separate from the Chief Executive Officer allows the board of directors to more effectively fulfill its obligation to oversee our management.

Board’s Role in Risk Oversight
Although the full board of directors is ultimately responsible for the oversight of our risk management processes, the board is assisted in this task by a number of its committees and committees of the Bank’s board of directors. These committees are primarily responsible for considering and overseeing the risks within their particular area of concern. For example, our audit committee focuses on financial reporting and operational risk. As provided in its charter, the audit committee is required to meet regularly with management, our independent registered public accounting firm and our internal auditors to discuss the integrity of our financial reporting processes and internal controls as well as the steps that have been taken to monitor and control risks related to such matters. The Bank’s credit committee is primarily responsible for credit and other risks arising in connection with our lending activities, which includes overseeing management committees that also address these risks. The Bank’s asset-liability committee monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital. Finally, our compensation committee, whose duties are described in more detail below, evaluates the risks that our executive compensation programs may generate.
Each committee meets regularly with management to assist in identifying all of the risks within such committee’s areas of responsibility and in monitoring and, where necessary, taking appropriate action to mitigate the applicable risks. Following each committee meeting, the committee chairman provides a report at the next board meeting to the full board of directors on issues related to such committee’s risk oversight duties. To the extent that any risks reported to the full board need to be discussed outside the presence of management, the board will call an executive session to discuss these issues.
We believe the board’s approach to fulfilling its risk oversight responsibilities complements its leadership structure. In his capacity as Chairman of the Board, Mr. Hidalgo reviews whether our board committees are addressing their risk oversight duties in a comprehensive and timely manner. Based on the outcome of these reviews, Mr. D’Angelo assists these committees in fulfilling their duties by (1) requiring that our management team provide these committees with all requested reports and other information, as well as with access to our employees, and (2) implementing recommendations of the various board committees to mitigate risk.
Board Meeting Attendance
Our board held 12 meetings during 2017. During 2017, all of our directors attended at least 80% of the total number of board meetings and the meetings of the committees on which they served during the periods that they served. The members of the board who are “independent directors” under Nasdaq Rule 5605(a)(2) met in executive session twice during 2017.
All of our current directors attended the 2017 annual meeting. Although we do not have a policy requiring director attendance at our annual meeting, we expect our entire board to attend this year’s annual meeting.

Board Committees
To assist in the performance of its responsibilities, our board of directors has established standing committees. These committees include our executive committee as well as our audit committee, compliance committee, compensation committee and nominating and governance committee. The board also may establish additional committees as it deems necessary or appropriate, in accordance with applicable laws and regulations and our corporate governance documents. The table below reflects the current membership of our standing committees.

Name of Director	Executive Committee	Audit Committee	Compliance Committee	Compensation Committee	Nominating and Governance Committee
John J. D’Angelo	Chairman
James M. Baker				X	X
Thomas C. Besselman, Sr.	X
James H. Boyce, III				X	X
Robert M. Boyce, Sr.					X
William H. Hidalgo, Sr.	X
Gordon H. Joffrion, III
Robert Chris Jordan
David J. Lukinovich		X	Chairman		X
Suzanne O. Middleton	X			Chairman
Andrew C. Nelson, M.D.	X			X	Chairman
Carl R. Schneider, Jr.		X	X
Frank L. Walker		Chairman	X

Executive Committee
The executive committee has been empowered to make decisions with respect to matters under the direction and control of our board when the board is not in session. The executive committee held no meetings during 2017.
Audit Committee
The board has determined that each member of the audit committee (1) is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules, (2) meets the criteria for independence in Rule 10A-3(b)(1) of the Exchange Act and (3) satisfies the other requirements for audit committee membership under the Nasdaq Marketplace Rules. The board has determined that David J. Lukinovich qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and satisfies the financial sophistication requirements under Rule 5605(c)(2)(A) of the Nasdaq Marketplace Rules.
The audit committee assists the board of directors in fulfilling its responsibilities for general oversight of our financial reporting process. Among other things, the committee’s responsibilities include:

•	monitoring the integrity of our financial reporting process and system of internal controls and overseeing the internal audit department;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements and pre-approving all auditing and permitted non-audit services;

•	appointing, compensating and monitoring the independence and performance of our independent registered public accounting firm; and

•	overseeing compliance with legal and regulatory requirements relating to financial reporting and auditing matters.
The audit committee has adopted a written charter, a copy of which is available at www.investarbank.com by selecting “Corporate Governance – Corporate Governance Information” under the “Investors” tab and then selecting “Audit Committee Charter.” During 2017, the audit committee held 14 meetings.

Compliance Committee
The board has determined that each member of the compliance committee is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.
The compliance committee assists the board in fulfilling its responsibilities of reviewing our operational compliance with applicable regulatory requirements and sound ethical standards. The primary duties and responsibilities of the compliance committee include:

•	establishing, in conjunction with management, programs regarding operational and regulatory compliance and sound business ethics;

•	overseeing our relationships with our principal regulatory authorities;

•
reviewing matters relating to our employee compliance education, training and communications to help ensure that our policies and procedures on regulatory compliance and ethics are properly disseminated, understood and followed; and

•
monitoring and reviewing activities to help ensure that regulatory requirements and high standards of business and personal ethics are communicated and are being met by the Company, its employees and its business partners.

The compliance committee has adopted a written charter, a copy of which is available at www.investarbank.com by selecting “Corporate Governance – Corporate Governance Information” under the “Investors” tab and then selecting “Compliance Committee Charter.” During 2017, the compliance committee held four meetings.
Compensation Committee
The board has determined that each member of the compensation committee (1) is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and (2) is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act. In determining that each member of the compensation committee is an independent director, the board considered factors specifically relevant to determining whether such member has or had a relationship with us or the Bank that materially affects the member’s ability to be independent from management in connection with the duties of a compensation committee member, including those factors listed in Rule 5605(d)(2) of the Nasdaq Marketplace Rules. The compensation committee meets with the frequency necessary to perform its duties and responsibilities. The compensation committee met a total of three times during 2017.
The compensation committee is responsible for overseeing our compensation arrangements for our executives and directors. Among other things, the compensation committee reviews and approves our overall compensation structure, policies and programs (including benefit plans) to ensure that our compensation structure appropriately incentivizes our executive officers and other employees and otherwise meets our corporate objectives. The compensation committee is also responsible for setting the compensation payable to our Chief Executive Officer and our other named executive officers and for administering our equity incentive plans and other incentive compensation plans. Except as may be limited by applicable law, stock exchange rules and its charter, the compensation committee may delegate its authority to the extent it deems necessary or appropriate. Responsibility for the ministerial or day-to-day administration of our executive compensation program has been delegated to officers of the Bank. Please refer to the “Executive Compensation” and “Compensation Tables” sections below for more information on our executive compensation arrangements and the compensation paid in 2017.
The compensation committee has adopted a written charter that sets forth its rights and responsibilities, and which is available at www.investarbank.com by selecting “Corporate Governance – Corporate Governance Information” under the “Investors” tab and then selecting “Compensation Committee Charter.”
Nominating and Governance Committee
The board has determined that each member of the nominating committee is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. During 2017, the nominating committee held one meeting.
The nominating and governance committee oversees the process for selecting and recommending to the board persons for election as directors and administers our corporate governance policies. The committee is composed solely of members who satisfy the applicable independence requirements of the SEC and the Nasdaq Stock Market for nominating and governance committees.

When evaluating director candidates, the committee’s objective is to craft a board composed of individuals with a broad mix of backgrounds and experiences and possessing, as a whole, all of the skills and expertise necessary to guide a company like us in the prevailing business environment. The committee uses the same criteria to assess all candidates for director, regardless of who proposed the candidate. Section 2.13 of our By-laws lists the minimum qualifications that any director or director candidate must possess, which include, as to such individual, the following: (1) ownership (together with his or her affiliates) of at least $100,000 of our stock, unless the board determines otherwise; (2) satisfaction of all qualifications to serve as a director under applicable laws, rules and regulations; (3) no felony convictions or conduct inconsistent with our code of ethics or otherwise not in the best interests of us or our employees; and (4) attendance (or ability to attend) at least 80% of all board and committee meetings.
In addition to the minimum qualifications in our By-laws, the nominating and governance committee considers whether the candidate possesses the following qualifications and qualities:

•	independence for purposes of the Nasdaq Stock Market Rules and SEC rules and regulations, and a record of honest and ethical conduct and personal integrity;

•	experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;

•	familiarity with and participation in our markets;

•	ability to represent the interests of all of our shareholders; and

•	ability to devote time to the board of directors and to enhance their knowledge of our industry.
Although the board has not adopted a formal policy regarding the consideration of diversity when evaluating director candidates, the board believes that its membership should reflect diversity in its broadest sense. Accordingly, whenever the nominating and governance committee evaluates a potential candidate, we expect it to consider a candidate’s gender, ethnicity, experience, education, geographic location, and difference of viewpoint in the context of the composition of the board as a whole.
The nominating and governance committee has adopted a written charter that sets forth its rights and responsibilities, and which is available at www.investarbank.com by selecting “Corporate Governance – Corporate Governance Information” under the “Investors” tab and then selecting “Nominating and Governance Committee Charter.”
Usually, nominees for election to the board are proposed by the current members of the board. The nominating and governance committee will also consider candidates that shareholders and others recommend. In addition, a shareholder may nominate an individual to be elected to the board of directors in accordance with the requirements of the advance notice provisions in our By-laws. Shareholder nominations should be addressed to: Randolf F. Kassmeier, Corporate Secretary, Investar Holding Corporation, 7244 Perkins Road, Baton Rouge, Louisiana 70808 and must be submitted to us no earlier than January 23, 2019, and no later than February 22, 2019, for consideration as a possible nominee for election to the board at our 2019 annual meeting.
The specific requirements of our advance notice and eligibility provisions, which apply to shareholder nominations of candidates for director, are set forth in Article Eight of our By-laws, a copy of which is available upon request. Among other things, a shareholders’ notice must include the following information as to each nominee:

•	The reason for making the nomination;

•
All arrangements or understandings (compensatory or otherwise) between or among the recommending shareholder(s) and the nominee, as well as any information that would have to be disclosed under Item 404 of Regulation S-K if the recommending shareholder (and any beneficial owner on whose behalf the recommendation has been made) was the registrant;

•
All information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

•	The nominee’s written consent to being named in the proxy statement and to serve as a director if elected.

The shareholders’ notice must also set forth the name and address of the nominating shareholder and information relating to, among other things (1) all direct and indirect ownership interests (including hedges, short positions and derivatives) and economic interests in our common stock (such as rights to dividends or fees related to an increase or decrease in the value of our stock) and all proxies and other arrangements to vote our stock held by the nominating shareholder, and (2) all other information that the shareholder would be required to disclose under Section 14 of the Exchange Act and the rules and regulations thereunder in connection with the solicitation of proxies by such shareholder in a contested election. If a shareholder intends to nominate a nominee for election as director on behalf of the beneficial owner of the shares of which the shareholder is the record owner, the shareholder must also provide the information described above with respect to the beneficial owner. For additional information, refer to “SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING.”
Communications with the Board
Shareholders can send communications to the board by contacting Randolf F. Kassmeier, our Corporate Secretary, in one of the following ways:

•	By writing to Investar Holding Corporation, Attn: Corporate Secretary, 7244 Perkins Road, Baton Rouge, Louisiana 70808;

•	By email to randy.kassmeier@investarbank.com; or

•	By telephone at (504) 609-2105.
If you request information or ask questions that can more efficiently be addressed by management, Mr. Kassmeier will respond to your questions instead of the board. He will forward to the audit committee any communications concerning employee fraud or accounting matters and will forward to the full board any communications relating to corporate governance or those requiring action by the board of directors.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the compensation committee during 2017 were Suzanne O. Middleton (Chairman), James M. Baker, James H. Boyce, III and Andrew C. Nelson, M.D. In 2017, no member of the compensation committee was an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or any of its subsidiaries, and no member had any relationship, other than ordinary course loan and other banking relationships, requiring disclosure as a related person transaction under applicable SEC regulations.
In addition, in 2017, none of our officers served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on our compensation committee or as one of our directors.
CERTAIN TRANSACTIONS
We have had banking transactions in the ordinary course of business with our executive officers and directors as well as their immediate families and affiliated companies, and we expect to engage in additional transactions with these persons in the future. These banking transactions include loans, deposits and other financial services-related transactions. All such banking transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.
The following describes transactions since January 1, 2017 in addition to the ordinary banking relationships described above in which we have participated and in which one or more of our directors, executive officers or other related persons had or will have a direct or indirect material interest (“related persons” includes the persons or entities included within the definition of “related parties” discussed in the next section):

•
In July 2017, the Company awarded Joffrion Commercial Division, LLC (or “JCD”), a commercial construction company owned and managed by Gordon H. Joffrion, III, one of our directors, a bid in the amount of $0.5 million for the renovation of the second floor of the building used as the Company’s Operations Center, which the Company purchased in 2016.

Construction began in the fourth quarter of 2017. As of December 31, 2017, the Company paid approximately $0.1 million for the renovation project, which is expected to be completed in 2018.

•
The Bank employs Mr. Hidalgo’s daughter as its Baton Rouge regional president. The total compensation paid by the Bank to Mr. Hidalgo’s daughter in 2017 was approximately $342,000. Mr. Hidalgo’s daughter also participates in general welfare plans offered to employees of the Bank.

We believe that the terms and conditions of our transaction with Joffrion Commercial Division, LLC are comparable to terms that would have been available from a third party unaffiliated with us or the Bank. The compensation paid to Mr. Hidalgo’s daughter is consistent with the compensation paid to similarly-situated employees of the Bank.
Policies and Procedures for the Review, Approval and Ratification of Related Party Transactions
We have adopted written policies to comply with regulatory requirements and restrictions applicable to us with respect to related party transactions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).
In addition, the Corporate Secretary follows procedures to help us determine at the end of each year whether any insider relationship or transaction has occurred that must be disclosed pursuant to the SEC’s rules regarding related party transactions or that might impair a non-employee director’s independence under SEC rules or Nasdaq listing rules. These procedures include annual director and executive officer questionnaires, a survey of customer databases of the Company, as well as a review of other records, including accounts payable and payroll. The Corporate Secretary reports any insider transactions so discovered to the Audit Committee for review, approval or ratification and reports other matters that would disqualify a non-employee director from meeting Nasdaq or SEC independence requirements to the board of directors.
To further raise awareness regarding insider transactions, and to ensure the proper handling of such transactions, we have adopted various codes of conduct, including the Code of Conduct for all employees and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers. These codes promote the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and encourage covered persons to seek advice to avoid conflicts of interest. These codes are available on the Corporate Governance page of the Investors website at https://investors.investarbank.com/corporate-governance.
NON-EMPLOYEE DIRECTOR COMPENSATION
Our non-employee directors are compensated with restricted stock for their service on the board and do not receive any cash fees. The restricted stock vests in one-half increments each year over a two-year vesting period. Directors who are also our employees do not receive additional compensation for their service as directors. On January 20, 2017, our non-employee directors were granted restricted stock with a target grant date fair value of $9,500, or $12,000 for committee chairmen, for their service on our board. The restricted stock vests in equal installments on January 1, 2018 and January 1, 2019.
The following table sets forth compensation paid during 2017 to each of our non-employee directors.

Director Compensation Table
Name(1)	Stock Award(2)	Total
Robert M. Boyce, Sr., William H. Hidalgo, Sr., David J. Lukinovich, Suzanne O. Middleton, Andrew C. Nelson, M.D., and Frank L. Walker	$11,989	$11,989
James M. Baker, Thomas C. Besselman, Sr., James H. Boyce, III, Gordon H. Joffrion, III, Carl R. Schneider, Jr.	9,487	9,487
Robert Chris Jordan(3)	—	—

(1)
As of December 31, 2017, Robert M. Boyce, Sr., William H. Hidalgo, Sr., David J. Lukinovich, Suzanna O. Middleton, and Andrew C. Nelson, M.D. had 847 unvested shares of restricted stock, Frank L. Walker had 819 unvested shares of restricted stock, James M. Baker, Thomas C. Besselman, Sr., James H. Boyce, III, Gordon H. Joffrion, III, and Carl R. Schneider, Jr. had 690 unvested shares of restricted stock, and Robert C. Jordan had 383 unvested shares of restricted stock.

(2)
The dollar amount of our time-based restricted stock awards reflects the aggregate fair value determined as of the date of the grant based on the closing price of our common stock on such date, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation.

(3)
Mr. Jordan was elected to the Company’s board at the 2017 Annual Shareholders meeting on May 24, 2017. In connection with his service on the board of directors of the Bank, on January 20, 2017, Mr. Jordan received a grant of restricted stock with a grant date fair value of $5,490.

We also reimburse our directors for reasonable expenses incurred in connection with their service on our board, such as travel and lodging expenses.
EXECUTIVE OFFICERS
The names, ages, positions and business experience of our executive officers, except for Mr. D’Angelo, are listed below. Because he is also a member of our board, information about Mr. D’Angelo can be found under “Information about Directors and Director Nominees” above. All of our executive officers are appointed annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Dane M. Babin	42
Mr. Babin joined the Bank in July 2015 and served as its Operations Manager until October 2015 when he assumed the role of Chief Operations Officer of the Company and the Bank. Prior to joining the Bank, he served as the Chief Information Officer for Business First Bank in Baton Rouge, Louisiana from 2008 to 2015.

Rachel P. Cherco	58
Ms. Cherco served as Chief Financial Officer of Investar Bank from 2006 to October 2015, when she assumed the role of Chief Accounting Officer of the Company and the Bank, and currently serves as the Treasurer of the Company and the Cashier of the Bank. Prior to 2006, Ms. Cherco was the Chief Financial Officer of United Community Bank from its chartering in 1998 until 2005.

Ryan P. Finnan	43
Mr. Finnan served as Chief Operations Officer of Investar Bank from 2009 to October 2015, when he assumed his new position as the Bank’s Consumer and Business Banking President. From 2008 to 2009, he served as our Consumer Lending Manager. Prior to joining the Bank, Mr. Finnan was employed by Hibernia National Bank/Capital One as its Indirect Servicing Manager from 2005 through 2007.

Christopher L. Hufft	45
Mr. Hufft joined the Bank in February 2014 as its Chief Accounting Officer. In October 2015, he assumed the role of Chief Financial Officer of the Company and the Bank. Prior to joining the Bank, Mr. Hufft served as the Vice President of Accounting at Amedisys, Inc., a publicly-traded home health and hospice company, from 2005 to February 2014. Mr. Hufft, a licensed certified public accountant, also spent seven years in public accounting, serving both public and privately-held clients in the banking, healthcare and manufacturing sectors.

Randolf F. Kassmeier	65
Mr. Kassmeier serves as the Executive Vice President and General Counsel of the Bank, positions he has held since 2011. From 1990 to 2006, he was Associate General Counsel and Senior Vice President for Hibernia National Bank, New Orleans, Louisiana. Following his employment at Hibernia National Bank, Mr. Kassmeier practiced law in New Orleans from 2006 to 2011, advising several community banks.

Travis M. Lavergne	34
Mr. Lavergne has served as Executive Vice President and Chief Credit Officer since March 2013. He joined the Bank in July 2012 as our Chief Risk Management Officer, which position he still holds. Prior to joining the Bank, Mr. Lavergne was a Senior Examiner at the Louisiana Office of Financial Institutions from September 2005 to July 2012. As an examiner, he primarily conducted safety and soundness examinations of Louisiana-chartered banks and bank holding companies located in the Baton Rouge region.

EXECUTIVE COMPENSATION
The fundamental purpose of our executive compensation program is to assist us in achieving our financial and operating performance objectives. Specifically, we attempt to tailor an executive’s compensation to (1) retain and motivate the executive, (2) reward him or her upon the achievement of company-wide, department and individual performance goals and (3) align the executive’s interest with the creation of long-term shareholder value, without encouraging excessive risk taking. During 2017, we compensated our named executive officers through a mix of base salary, cash bonuses, equity-based incentives and other broad-based benefits, primarily consisting of retirement benefits generally available to all employees, and insurance.
Our compensation committee determines the compensation of our executive officers and our directors and recommends to our full board the amount and type of compensation for our executive officers and our directors.

The compensation committee usually determines its recommendations regarding the compensation to be paid in an upcoming year to our named executive officers at its meeting held at the beginning of the new fiscal year. At this meeting, the committee evaluates the performance of our named executive officers during the past year and recommends adjustments to base salaries and individual equity compensation awards to be made for the upcoming year, including any performance objectives or other restrictions that must be satisfied as a condition of any grant or award. In addition, the committee determines the amount of our named executive officers’ annual cash bonuses for the immediately completed fiscal year and, to the extent any equity compensation for that year was contingent on the attainment of performance goals, determines whether and to what extent the goals have been satisfied.
Role of Our Officers Relating to Executive Compensation
Our executive officers compile and provide information, make recommendations, and assist in the management and administration of our executive compensation plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending pay levels and equity compensation awards for key executive officers, other than our chief executive officer;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

•
Providing information and data to the committee, including, but not limited to: (1) information concerning Company and individual performance; (2) information concerning the attainment of our strategic objectives; (3) the common stock ownership of each executive and his or her option holdings; (4) information about equity compensation plan dilution; (5) quantification of all forms of compensation payable to our executives; and (6) peer group compensation and performance data.

Our executive officers may attend meetings at the request of the committee, but Mr. D’Angelo is not present during the deliberations of his compensation.
Use of Compensation Consultants
Under its charter, the compensation committee has the authority to retain its own independent compensation consultant. From 2015 through 2017, the Company’s management engaged Creative Compensation Solutions to provide consulting services with respect to developing salary ranges and grades for all positions within Investar and the Bank, including our executive officer positions, based on market data. During 2017, the compensation committee retained Hunt Financial Group (“Hunt”) to evaluate the competitiveness of the compensation currently provided to our senior management team, including our named executive officers, and based on this evaluation, to advise on the implementation of a supplemental retirement benefit and provide recommendations for total compensation benefits for such officers. As required by the SEC rules, the compensation committee assessed the independence of Hunt and concluded that Hunt’s work did not raise any conflicts of interest. Hunt reviewed our executive compensation and benefits programs, and determined that (1) the Bank has performed very well relative to its peers for an extended period of time with above average asset, loan and deposit growth and a continued increase in net income over the past five years, (2) the compensation package for our executives is somewhat low relative to peers given the excellent results the Bank had sustained over several years, and (3) our retirement plans compare unfavorably to peers due to the lack of a supplemental executive retirement plan.
After reviewing the results of this analysis, in 2018 the compensation committee determined that the provision of a supplemental retirement benefit was appropriate in order for us to provide a market-competitive package of compensation and benefits and to ensure that the executives who spend all or most of their careers with us will have an opportunity to accrue a reasonable retirement benefit. In particular, with respect to Mr. D’Angelo, the compensation committee noted that the lack of a supplemental retirement benefit resulted in Mr. D’Angelo’s overall compensation being lower than our peers and that based on the data provided, Mr. D’Angelo’s potential retirement benefit would be well within the range of retirement benefits that may be earned by CEOs of our peers. See discussion below regarding our implementation of a supplemental retirement benefit for our executives in 2018.

Narrative to Summary Compensation Table for 2017
During 2017, our executive compensation program consisted of the five elements described below.

Base salary. Our board of directors sets each named executive officer’s base salary annually, based on the recommendation of the compensation committee. Effective April 1, 2017, the board approved increases to the base salaries of our executives are reflected in the Summary Compensation Table. Adjustments to base salary are based upon a review of a variety of factors, including the following:

•
individual and Bank performance, measured against quantitative and qualitative goals, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies;

•	duties and responsibilities as well as the executive’s experience; and

•	the types and amount of each element of compensation to be paid to the named executive officer.
Cash incentives. We offer annual cash incentives to certain employees, including our named executive officers. The cash incentive is intended to encourage high levels of performance and to enable the Company to recruit, retain and motivate employees by rewarding individuals for the Company’s profitability. The amount of an incentive bonus and the performance goals that must be satisfied to earn a bonus are based on an employee’s position at the Bank and are set at the beginning of each year. The compensation committee approves the total incentive bonus that each employee is eligible to earn, while the individual performance goals are set by Mr. D’Angelo (except that the compensation committee establishes the goals applicable to Mr. D’Angelo’s incentive bonus). For our named executive officers, performance goals for 2017 related to, among other factors, the Bank’s pre-tax net income to the budget, our return on assets and efficiency ratio.
Except for sign-on bonuses that we may pay in connection with the hiring of an executive officer, we do not pay discretionary cash bonuses.
Equity Compensation. Equity compensation is awarded under our stockholder approved long-term incentive plans, including our 2017 Long-Term Incentive Compensation Plan, which was approved at our 2017 Annual Meeting of Shareholders. Awards of equity compensation are intended to align the interests of our executives with the interests of our shareholders in a manner that does not encourage excessive risk-taking. The committee uses restricted stock to provide immediate alignment of executive and shareholder interests, and stock options to incentivize longer-term performance because options have value only to the extent our share price increases during the exercise period. Our executives may receive equity compensation in the form of one or both of these awards. During 2017, the compensation committee approved the following grants under a shareholder-approved long-term incentive compensation plan to our named executive officers:

Name	Stock Options	Shares of Restricted Stock
John J. D’Angelo	19,944	5,308
Christopher L. Hufft	9,276	2,469
Dane M. Babin	—	2,469
Please refer to “Compensation Tables-Outstanding Equity Awards at Fiscal Year End” for information about the terms of our stock option grants and outstanding restricted stock awards.
Perquisites and Welfare Benefits. We maintain a number of broad-based benefit plans that are available to all of our employees, including group medical, dental and life insurance plans, some of which are contributory. Our named executive officers may participate in these plans. In addition, we maintain bank-owned life insurance policies with respect to each of the Company’s named executive officers. Although Investar Bank is the named beneficiary of each of those policies, we have agreed with each of those named executive officers that if the officer dies while employed by Investar Bank, the Company will pay such named executive officer’s estate an amount equal to 130% of that officer’s salary for the year in which his death occurs out of the benefits Investar Bank receives under such policy.
Other perquisites we provide to certain of our named executive officers are an allowance for vehicle expenses and country club dues. Although these perquisites involve incidental personal value, we believe both are necessary to advance our business purposes.
Retirement and Termination Benefits. We offer our employees who have completed 90 days of service participation in a tax-qualified defined contribution 401(k) plan sponsored by the Bank, which is intended to incentivize retirement savings on a tax-advantaged basis. We match voluntary deferrals not in excess of 4% of each employee’s compensation. Our matching contributions, as well as voluntary employee deferrals, are fully vested at all times. Benefits under the plan are equal to each employee’s account balance and may be distributed upon separation from employment, generally in the form of a single sum.

During 2017, we did not maintain any defined benefit plan, actuarial benefit plan, supplemental executive retirement plan or deferred compensation plan for any of our executive officers. In addition, we have not entered into any change in control, severance or noncompetition agreements with any executive officer, nor are we otherwise obligated to pay any executive officer any amounts if there is a change in control of the Company or the Bank or if such executive’s employment with us terminates.
As noted above, after reviewing the analysis of its independent compensation consultant, in 2018, the compensation committee recommended and the Board approved the following changes to the executive compensation and benefits program:

•	The Bank entered into Salary Continuation Agreements (the “SERPs”) with selected executives, including the named executive officers, effective February 28, 2018.

•	The Bank purchased $15 million of bank owned life insurance to fund the SERPs.

•	The Bank entered into split-dollar life insurance agreements with each of the executives receiving a SERP.
The SERPs provide that each of Messrs. D’Angelo, Hufft and Babin shall receive annual payments of $200,000, $125,000, and $50,000, respectively, upon attaining the age of 65, with such payments payable monthly over a period of 120 months. Each executive is also entitled to certain reduced payments following a termination of employment prior to attaining age 65 (other than a termination due to death or with cause), which payments will be made on the same schedule as set forth above. Messrs. D’Angelo and Hufft’s SERPs provide for a lump sum payment of the normal retirement age accrual balance benefit upon a qualifying change in control. Mr. Babin’s Salary Continuation Agreement provides that any payment due in the event of an early termination is subject to vesting, with 20% of the accrual balance under the agreement vesting on each of the sixth through tenth anniversaries of the effective date. Mr. Babin’s agreement does not provide for payment upon a change in control, but provides for payment of the greater of (i) the accrual balance of his benefit at the time of termination, or (ii) $200,000, payable in a lump sum if he is terminated without cause or terminates for good reason following a change in control. The payment of the benefits to each executive is subject to forfeiture if the executive’s employment is terminated with cause, or if under the Federal Deposit Insurance Act, the executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency or the Bank is in default.
Our named executive officers’ base compensation for our 2017 fiscal year is set forth below in the Summary Compensation Table in the section titled “Compensation Tables.”
COMPENSATION TABLES
The following table provides information regarding the compensation paid to our principal executive officer and our two most highly compensated officers other than our principal executive officer, whom we refer to collectively as our “named executive officers,” for our fiscal years ended December 31, 2017 and 2016.

Summary Compensation Table
Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
John J. D’Angelo	2017	$397,038	$107,487	$107,498	$130,270	$26,612	(4)	$768,905
President and Chief Executive Officer	2016	367,449	100,002	100,000	86,875	20,924	(4)	675,250
Christopher L. Hufft	2017	203,444	49,997	49,992	27,766	9,504		340,703
Chief Financial Officer	2016	182,600	30,000	30,000	16,263	9,080		267,943
Dane M. Babin	2017	174,102	49,997	—	21,492	14,491		260,082
Chief Operations Officer	2016	168,738	15,000	—	26,818	14,602		225,158

(1)	Includes amounts deferred under the Company’s 401(k) plan.

(2)
The dollar amount of our stock option grants and time-based restricted stock awards reflects the aggregate fair value determined as of the date of the grant or award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation. Please refer to Note 15, “Stock-Based Compensation” in the Notes to Consolidated Financial Statements in Item 8, Financial Statements and Supplementary Data of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for details regarding the assumptions used to derive the fair value of our stock option grants and restricted stock awards.

(3)	Represents payout of annual cash incentives.

(4)	Includes Company contributions to our 401(k) plan in the amount of $10,800 in 2017, and $10,600 in 2016.

The following table provides information regarding outstanding stock options and unvested restricted stock awards that our named executive officers held as of December 31, 2017. Each grant listed below was made under our Equity Incentive Plans. Under the terms of the stock option grants and restricted stock awards, if a change in control (as defined in the applicable Equity Incentive Plan) occurs, the options will become fully vested and remain exercisable until their expiration while the shares of restricted stock will remain subject to applicable vesting conditions, except that such conditions lapse if the holder of the shares of restricted stock is involuntarily terminated (other than for cause as defined in the applicable Equity Incentive Plan) during the 24-month period after a change of control. The options and restricted stock, whether or not then vested, are subject to forfeiture in the event of an involuntary termination for cause or voluntary separation from service. The options are exercisable only during the period of employment, except that an extended exercise period is available in the event of the holder’s death, disability, retirement, or involuntary termination of employment without cause.

Outstanding Equity Awards at December 31, 2017
	Option Awards						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares of Units of Stock That Have Not Vested ($)(2)
John J. D’Angelo	7/1/2014	35,001	34,999	(3)	$14.00	7/1/2024	13,199	$318,096
	4/30/2015	12,000	18,000	(4)	15.74	4/1/2025
	3/1/2016	5,814	23,256	(5)	14.28	3/1/2026
	3/1/2017	—	19,944	(6)	20.25	3/1/2027
Christopher L. Hufft	7/1/2014	749	3,251	(3)	14.00	7/1/2024	5,008	120,693
	4/30/2015	3,600	5,400	(4)	15.74	4/1/2025
	3/1/2016	1,744	6,977	(5)	14.28	3/1/2026
	3/1/2017	—	9,276	(6)	20.25	3/1/2027
Dane M. Babin							3,892	93,797

(1) The unvested stock awards will vest as shown in the table below in accordance with the terms of the restricted stock agreement.

Name	Shares	Vesting Date
John J. D’Angelo	858	On July 1, 2018
	1,430	One third of total on each of April 1, 2018, 2019, and 2020
	5,603	One fourth of total on each of March 1, 2018, 2019, 2020, and 2021
	5,308	One fifth of total on each of March 1, 2018, 2019, 2020, 2021, and 2022

Christopher L. Hufft	429	One half of total on each of March 31, 2018, and 2019
	429	One third of total on each of April 1, 2018, 2019, and 2020
	1,681	One fourth of total on each of March 1, 2018, 2019, 2020, and 2021
	2,469	One fifth of total on each of March 1, 2018, 2019, 2020, 2021, and 2022

Dane M. Babin	583	One third of total on each of August 1, 2018, 2019, and 2020
	840	One fourth of total on each of March 1, 2018, 2019, 2020, and 2021
	2,469	One fifth of total on each of March 1, 2018, 2019, 2020, 2021, and 2022

(2)       This column represents the market value of the shares of restricted stock as of December 31, 2017, based on the closing price of our common stock, reported on the Nasdaq Global Market, of $24.10 per share on December 29, 2017.

(3) Options vest on a pro rata basis over a six-year service period, beginning July 1, 2015.
(4) Options vest on a pro rata basis over a five-year service period, beginning April 1, 2016.
(5) Options vest on a pro rata basis over a five-year service period, beginning March 1, 2017.
(6) Options vest on a pro rata basis over a five-year service period, beginning March 1, 2017.

REPORT OF THE AUDIT COMMITTEE
The information provided in this section shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Exchange Act. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the preparation, consistency and fair presentation of the financial statements, the accounting and financial reporting process, the systems of internal control, and the procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for its assessment of the design and effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, to obtain reasonable assurance that our consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements of the Company with U.S. generally accepted accounting principles. The internal auditors are responsible to the audit committee and the board of directors for testing the integrity of the financial accounting and reporting control systems and such other matters as the audit committee and the board of directors determine.
In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2017 and management’s assessment of the design and effectiveness of our internal control over financial reporting as of December 31, 2017. The discussion addressed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The committee reviewed and discussed with the independent registered public accounting firm its judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the matters required to be discussed by Auditing Standards No. 1301 (formerly Auditing Standard No. 16) - Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Release No. 2012-004 (August 15, 2012). In addition, the committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, discussed with the independent registered public accounting firm its independence from management and the Company, and considered the compatibility of non-audit services with the auditors’ independence.
The committee discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their understanding and evaluations of our internal controls as they considered necessary to support their opinions on the financial statements and on the internal control over financial reporting for the year 2017, and the overall quality of our financial reporting. The committee held fourteen meetings during 2017.
In reliance upon the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.
Audit Committee:
Frank L. Walker, Chairman
David J. Lukinovich
Carl R. Schneider, Jr.

March 15, 2018

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Fees and Related Disclosures for Accounting Services
The audit committee has appointed Ernst & Young LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the 2018 fiscal year. This appointment will continue by decision of the audit committee and is presented to the stockholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our stockholders, the audit committee will consider that fact when it selects independent auditors for the following fiscal year.
Ernst & Young LLP has served as our independent registered public accounting firm since May 10, 2017. Prior to that date, and for the two fiscal years immediately prior, Postlethwaite & Netterville APAC (“P&N”) served as the Company’s independent registered public accounting firm.
On May 9, 2017, the Company notified P&N of the decision of the audit committee to dismiss P&N as the Company’s independent registered public accounting firm. The reports of independent registered public accounting firm of P&N regarding the Company’s financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2016 and 2015, and during the interim period from the end of the most recently completed fiscal year through May 9, 2017, the date of dismissal, there were no disagreements with P&N on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of P&N would have caused it to make reference to such disagreement in its reports.
The following table sets forth a summary of the fees billed to the Company by (i) P&N for professional services rendered for the year ended December 31, 2016 and (ii) Ernst & Young LLP and P&N for professional services rendered for the year ended December 31, 2017.

	2017	2016
Audit Fees(1)	$349,640	$221,800
Audit-Related Fees(2)	25,000	24,000
Tax Fees(3)	35,100	—
All Other Fees	—	—
Total	$409,740	$245,800

(1)
Audit fees include fees and expenses associated with the audit of our financial statements, the review of the financial statements in our quarterly reports on Form 10-Q, and regulatory and statutory filings.

(2)	Audit-related fees primarily include fees and expenses associated with the audits of the financial statements of certain employee benefit plans and other required procedures.

(3)
Tax fees include fees associated with the preparation of the 2016 federal tax return and related tax services provided prior to Ernst & Young LLP being engaged as the Company’s independent registered public accounting firm.

In accordance with the procedures set forth in its charter, the audit committee pre-approves all audit, audit-related, tax and permitted non-audit services (including the fees and terms of those services) to be performed for us by our independent registered public accounting firm prior to its engagement with respect to such services, subject to the de minimis exceptions for non-audit services permitted by the Exchange Act, which are approved by the audit committee prior to the completion of the audit. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditor, provided that such approvals are ratified by the Committee.

PROPOSALS
Proposal No. 1 - Election of 13 Directors
If elected, the 13 directors nominated to stand for election at our annual meeting will serve a one-year term. Based on the recommendation of the nominating and governance committee, the board has nominated the following for election as directors:

•	James M. Baker

•	Thomas C. Besselman, Sr.

•	James H. Boyce, III

•	Robert M. Boyce, Sr.

•	John J. D’Angelo

•	William H. Hidalgo, Sr.

•	Gordon H. Joffrion, III

•	Robert C. Jordan

•	David J. Lukinovich

•	Suzanne O. Middleton

•	Andrew C. Nelson, M.D.

•	Carl R. Schneider, Jr.

•	Frank L. Walker

Each nominee presently serves as a member of our board and consents to being named in the proxy statement as a nominee and to serving as a director if elected at the 2018 Annual Meeting of Shareholders. Biographical information about each is set forth above under “BOARD OF DIRECTORS.” If for any reason one or more of the nominees is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate or candidates nominated by the board.
Required Vote. Directors are elected by a plurality vote; the nominees in each class who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected.
Our board of directors unanimously recommends a vote “FOR” the election of each of the 13 nominees for director to the board of directors.
Proposal No. 2 - Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the 2018 fiscal year
We are asking our shareholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2018 fiscal year. Although current law, rules and regulations, as well as the charter of the audit committee, require the audit committee to engage, retain and supervise our independent registered public accounting firm we view the selection of the independent registered public accounting firm as an important matter of shareholder concern and thus are submitting the selection of Ernst & Young LLP for ratification by shareholders as a matter of good corporate practice. If our shareholders fail to ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our best interests and in the best interests of our shareholders.
Required Vote. The affirmative vote by a majority of votes actually cast at the annual meeting is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.
Our board of directors unanimously recommends a vote “FOR” the ratification of
Ernst & Young LLP as our independent registered public accounting firm for the 2018 fiscal year.

SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING
At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors. In addition, the board may submit other matters to the shareholders for action at the annual meeting. Shareholders may also submit proposals for action at the annual meeting.
Proposals for Inclusion in Our Proxy Statement
Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2019 Annual Meeting of Shareholders may do so by following the procedures described in Rule 14a-8 of the Exchange Act. If the 2019 annual meeting is held within 30 days of May 23, 2019, shareholder proposals must be received by John J. D’Angelo at 7244 Perkins Road, Baton Rouge, Louisiana 70808, no later than the close of business on December 13, 2018 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.
Proposals to be Introduced at the 2019 Annual Meeting
For any shareholder proposal to be presented in connection with the 2019 Annual Meeting of Shareholders but without inclusion in our proxy materials, including any proposal relating to the nomination of an individual to be elected to the board of directors, a shareholder must give timely written notice thereof in writing to our corporate secretary in compliance with the advance notice and eligibility requirements contained in our By-laws. To be timely, a shareholder’s notice must be delivered to Randolf F. Kassmeier, our Corporate Secretary, at 7244 Perkins Road Baton Rouge, Louisiana 70808 not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of such meeting. The notice must contain information specified in our By-laws about each nominee or the proposed business and the shareholder making the nomination or proposal.
Under our By-laws, based upon the meeting date of May 23, 2018 for the 2018 Annual Meeting of Shareholders, a qualified shareholder intending to introduce a proposal or nominate a director at the 2019 Annual Meeting of Shareholders but not intending the proposal to be included in our proxy materials must give written notice to our Corporate Secretary not earlier than the close of business on January 23, 2019 and not later than the close of business on February 22, 2019.
The advance notice provisions in our By-laws also provide that in the case of a special meeting of shareholders called for the purpose of electing one or more directors, a shareholder (who otherwise satisfies the conditions set forth in our By-laws) may nominate a person or persons (as the case may be) for election to such position if the shareholder’s notice is delivered to the Corporate Secretary at the above address not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of the special meeting and of the nominee(s) proposed by the board of directors to be elected at such meeting.
The specific requirements of our advance notice and eligibility provisions are set forth in Article Eight of our By-laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to Randolf F. Kassmeier, Corporate Secretary, 7244 Perkins Road Baton Rouge, Louisiana 70808.

OTHER MATTERS
As of the date of this proxy statement, management was unaware of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
Upon written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2017. Requests should be mailed to Randolf F. Kassmeier, Executive Vice President and General Counsel, 7244 Perkins Road Baton Rouge, Louisiana 70808. You may also access our Annual Report on Form 10-K on our Internet website, www.investarbank.com.

By Order of the Board of Directors
William H. Hidalgo, Sr.
Chairman of the Board

April 12, 2018

Investar Holding Corporation
7244 Perkins Road
Baton Rouge, Louisiana 70808
(225) 227-2222
www.investarbank.com

E44650-P05573

REVOCABLE PROXY

INVESTAR HOLDING CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
May 23, 2018
3:00 P.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The person(s) signing this proxy card hereby appoint(s) John J. D'Angelo and Randolf F. Kassmeier, and each of them, acting singly, as attorneys and proxies of the signer(s) of the proxy card, with full power of substitution, to vote all shares of stock which the signer(s) is/are entitled to vote at the Annual Meeting of Shareholders of Investar Holding Corporation to be held on Wednesday, May 23, 2018 at 3:00 p.m., Central time, at the offices of Investar Bank located at 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816, and at any and all adjournments and postponements thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority as described herein at the meeting or any adjournment and postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL NO. 1 ON THIS PROXY CARD AS DIRECTORS AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2018 FISCAL YEAR.

THIS PROXY CARD, IF PROPERLY COMPLETED, SIGNED, DATED AND RETURNED, WILL BE VOTED AS YOU SPECIFY HEREIN. IF YOU ARE A SHAREHOLDER OF RECORD AND MAKE NO SPECIFICATIONS ON THIS PROXY CARD, THESE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, AS PROVIDED ABOVE. THE PROXIES WILL VOTE ANY SHARES FOR WHICH THEY HOLD A PROXY TO VOTE AT THE ANNUAL MEETING IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E44649-P05573

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVESTAR HOLDING CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1 AND 2

	For All	Withhold All	For All Except
1. To elect thirteen directors for a one-year term expiring in 2019:	☐	☐	☐

To withhold authority to vote for any individual nominee in Proposal No. 1, mark "For All Except" and write the nominee's name on the line below.

____

Nominees:

01) James M. Baker
02) Thomas C. Besselman, Sr.
03) James H. Boyce, III
04) Robert M. Boyce, Sr.
05) John J. D'Angelo
06) William H. Hidalgo, Sr.
07) Gordon H. Joffrion, III
08) Robert C. Jordan
09) David J. Lukinovich
10) Suzanne O. Middleton
11) Andrew C. Nelson, M.D.
12) Carl R. Schneider, Jr.
13) Frank L. Walker

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED ON THE REVERSE SIDE AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. ☐

Mark here if you plan to attend the meeting. ☐ **Yes** ☐ **No**

Please be sure to date and sign this proxy card in the box below.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date